APPENDIX A
TO
THE CUSTODIAN AGREEMENT BETWEEN
HOTCHKIS AND WILEY FUNDS
AND
BROWN BROTHERS HARRIMAN & CO.
Dated as of December __, 2023

The following is a list of Funds/Portfolios for which the Custodian shall serve under a Custodian Agreement dated as of October 10, 2001, as amended (the “Agreement”).

HOTCHKIS AND WILEY LARGE CAP VALUE FUND
HOTCHKIS AND WILEY MID-CAP VALUE FUND
HOTCHKIS AND WILEY SMALL CAP VALUE FUND
HOTCHKIS AND WILEY VALUE OPPORTUNITIES FUND1
HOTCHKIS AND WILEY DIVERSIFIED VALUE FUND2
HOTCHKIS AND WILEY HIGH YIELD FUND
HOTCHKIS AND WILEY GLOBAL VALUE FUND
HOTCHKIS AND WILEY SMALL CAP DIVERSIFIED VALUE FUND
HOTCHKIS AND WILEY INTERNATIONAL VALUE FUND
HOTCHKIS AND WILEY INTERNATIONAL SMALL CAP DIVERSIFIED VALUE FUND
HW OPPORTUNITIES MP FUND

IN WITNESS WHEREOF, each of the parties hereto has caused this APPENDIX A to be executed in its name and on behalf of each such Fund/Portfolio.

HOTCHKIS AND WILEY FUNDS _______________________ Anna Marie Lopez President	BROWN BROTHERS HARRIMAN & CO. _______________________ Hugh Bolton Managing Director

1 Formerly Hotchkis and Wiley All Cap Value Fund
2 Formerly Hotchkis and Wiley Core Value Fund